Exhibit 99.3

10 CTO Realty Growth Quarterly Supplemental Third Quarter 2026 Investor Relations ir@ctoreit.com 369 N New York Ave., Suite 201 Winter Park, FL 32789 https://www.ctoreit.com/ Zona Rosa Kansas City, MO 1

© CTO Realty Growth, Inc. | ctoreit.com 11 Table of Contents September 30, 2026 Press Release Third Quarter 2026 Earnings Press Release 3 Financial Summary Results Overview & Guidance 12 Consolidated Balance Sheets 13 Consolidated Statements of Operations 14 Funds from Operations 15 Supplemental Schedule of Same-Property Net Operating Income 16 Pro Forma Adjusted EBITDA 17 Market Capitalization, Debt Ratios and Liquidity 18 Debt Summary 19 Real Estate Portfolio Capital Investments 20 Leasing Summary Top Tenant Summary 21 Retail Leasing Activity 22 Lease Expiration Schedule 23 Portfolio & Investment Summary Investments, Dispositions & Structured Investment Repayment Activity 24 Portfolio Summary 25 Geographic Diversification 26 Other Investments 27 Additional Disclosures 2026 Guidance 28 Contact Information & Research Coverage 29 2

Page 3 Press Release FIRST 2024 OPERATING RESULTS FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS THIRD QUARTER 2026 OPERATING AND FINANCIAL RESULTS – Year-to-Date Investment Activity Totals $472 million – – Enhances Liquidity with $1.0 billion Credit Facility – – Increases 2026 Core FFO Per Diluted Share Guidance to $2.11 to $2.14 – WINTER PARK, FL – October 27, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in the higher growth Southeast and Southwest markets, today announced its operating and financial results for the quarter ended September 30, 2026. Net Loss attributable to common stockholders was $0.19 per diluted share for the third quarter. Third Quarter 2026 Highlights ▪ Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.53 per diluted share. ▪ Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.55 per diluted share. ▪ Executed 396,000 square feet of comparable retail leases at a positive cash rent spread of 7%. ▪ Signed-not-open leasing pipeline totals $5.6 million as of September 30, 2026. ▪ Shopping center same-property NOI increased 3.8% versus the third quarter of 2025 and 6.2% year-to-date. ▪ Secured $250 million of incremental commitments with the closing of a $1.0 billion amended and restated unsecured credit facility with the nearest maturity now in September 2029. ▪ Issued 1,271,472 common shares under its common stock ATM program at a weighted average gross price of $21.83 per share, for total net proceeds of $27.3 million. ▪ Income from Alpine Income Property Trust (NYSE: PINE) for the quarter was $2.2 million, consisting of $1.4 million in management fees and $0.8 million in dividend income. The annualized run-rate for income from PINE is $9.0 million as of September 30, 2026. ▪ Addressed the last 117,400 square feet of vacated anchor space at Carolina Pavilion, including a contract to sell 76,500 square feet and new leases with Cavender’s and 2nd & Charles for the remaining 40,900 square feet. ▪ Acquired Zona Rosa, a 768,000 square foot mixed-use center located in Kansas City, Missouri, anchored by Dick’s Sporting Goods, Barnes & Noble, Old Navy, Burlington, and DSW, for $63.3 million. ▪ Originated a $37.0 million loan secured by a leasehold interest in a mixed-use property located in Austin, Texas. The investment generates a 9.75% initial cash yield, and has a two-year term.

Subsequent Events

- Subsequent to September 30, 2026, invested an aggregate of $135.8 million comprised primarily of the previously announced $103.0 million acquisition of Summit Woods Crossing in Kansas City, Missouri and a $32.0 million preferred equity investment in a joint venture that owns a portfolio of ten shopping centers.

- Year-to-date investments, reflecting these subsequent events, total $472.3 million at a weighted average yield of 9.4%.

"We are pleased to deliver another excellent quarter, with Core FFO per diluted share up 10% year-over-year," said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. "We are raising our 2026 Core FFO guidance to reflect our continued leasing momentum and the $472 million we have invested year-to-date at a weighted average yield of 9.4%. With a $5.6 million signed-not-open leasing pipeline, we believe CTO is well positioned to deliver continued earnings growth into 2027."

Financial Results

(in thousands, except per share data)		3Q 2026		3Q 2025		YTD 2026		YTD 2025
Net Income (Loss)	$	(7,050)	$	1,036	$	10,511	$	(23,877)
Net Income (Loss) per Common Share - Diluted	$	(0.19)	$	0.03	$	0.30	$	(0.74)
Core FFO	$	19,817	$	15,632	$	55,186	$	44,736
Core FFO per Common Share - Diluted	$	0.53	$	0.48	$	1.57	$	1.38
AFFO	$	20,856	$	16,345	$	58,229	$	47,133
AFFO per Common Share - Diluted	$	0.55	$	0.50	$	1.66	$	1.46

Metrics reflect amounts attributable to common stockholders. Refer to "Non-GAAP Financial Measures" for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Portfolio Performance

Retail Leasing Activity

- During the three months ended September 30, 2026, the Company executed 38 new leases, renewals and extensions totaling 467,000 square feet. On a comparable space basis, the Company executed 396,000 square feet of leases at an average cash rent spread increase of 7%.
- During the nine months ended September 30, 2026, the Company executed 88 new leases, renewals and extensions totaling 833,000 square feet. On a comparable space basis, the Company executed 726,000 square feet of leases at an average cash rent spread increase of 9%.
- All vacated anchor spaces have now been addressed:
    - Under contract to sell 76,500 square feet at Carolina Pavilion formerly leased to Value City Furniture and Jo-Ann Fabrics. Closing is expected late in the fourth quarter, subject to customary closing conditions.
    - Subdivided the 40,900 square feet at Carolina Pavilion formerly leased to Conn's and executed leases with Cavender's and 2nd & Charles.

Page 4

Page 5 Same-Property NOI ▪ During the three months ended September 30, 2026, shopping center same-property NOI increased by 3.8% versus the comparable 2025 period. ▪ During the nine months ended September 30, 2026, shopping center same-property NOI increased by 6.2% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same-property NOI increased by 5.2% versus the comparable 2025 period. ▪ Including other/non-core properties, same-property NOI increased by 2.3% for the third quarter and 3.2% for the nine months ended September 30, 2026. This growth was impacted by one tenant vacating 98,000 of our 212,000-square-foot Albuquerque, New Mexico property in December 2025. As previously announced, this vacancy was leased to the State of New Mexico which began paying rent in September 2026. Occupancy ▪ As of September 30, 2026, total property portfolio leased occupancy was 92.4%, a decrease of 180 basis points compared to September 30, 2025, driven in part by the acquisition of Zona Rosa, which was 67% leased at acquisition. ▪ As of September 30, 2026, same-property shopping center portfolio leased occupancy was 95.8%, up 90 basis points compared to September 30, 2025. Investment and Disposition Activity Investment Activity ▪ During the three months ended September 30, 2026, completed $102.3 million of investments at a weighted average yield of 9.1%, consisting of: o $63.3 million, or $82 per square foot, acquisition of Zona Rosa, a 768,000 square-foot mixed-use center in Kansas City, Missouri. The property is currently 67% leased and anchored by Dick’s Sporting Goods, Barnes & Noble, Old Navy, Burlington, and DSW. The 64-acre center includes 10 acres of entitled development land and approximately 100,000 square feet of underutilized space for future value-add repositioning. o $37.0 million loan origination, of which $29.8 million was funded at closing. The investment is secured by a leasehold interest in a mixed-use property located in Austin, Texas, generates a 9.75% initial cash yield, and has a two-year term. o $2.0 million acquisition of a vacant outparcel at the Carolina Pavilion property located in Charlotte, North Carolina. ▪ During the nine months ended September 30, 2026, completed $336.5 million of investments at a weighted average yield of 9.4%. Disposition and Loan Repayment Activity ▪ During the nine months ended September 30, 2026, completed $90.7 million of property dispositions at a weighted average exit cash cap rate of 6.7%, generating aggregate gains of $2.1 million. ▪ During the nine months ended September 30, 2026, the Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million.

Page 6 Subsequent Events ▪ Inclusive of the activity subsequent to September 30, 2026, completed $472.3 million of investments at a weighted average yield of 9.4%: o On October 5, 2026, acquired Summit Woods Crossing, a 545,000-square-foot open-air power center situated on 57 acres in the Kansas City, Missouri metro area, for $103.0 million, or $189 per square foot, significantly below replacement cost. The property is anchored by Lowe’s, Kohl’s, Best Buy, TJ Maxx, and Total Wine, with an on-site SuperTarget not owned by the Company. o On October 14, 2026, acquired a $0.8 million vacant outparcel adjacent to the Company’s existing beachfront restaurants located in Daytona Beach, Florida. o On October 15, 2026, completed a $32.0 million preferred equity investment in a joint venture that owns a 10-property shopping center portfolio, fully funded at close, with an initial yield of 17.0% (including 7.0% paid-in-kind interest) and a 36-month term. ▪ Inclusive of the activity closed subsequent to September 30, 2026, property portfolio has increased 1.3 million square feet since June 30, 2026. Balance Sheet and Liquidity Balance sheet highlights as of September 30, 2026, included: ▪ Total liquidity of $254.6 million, consisting of $245.8 million of undrawn commitments, limited by borrowing base restrictions, and $8.8 million of cash on hand. ▪ Total borrowings of $723.0 million at a weighted average interest rate of 4.7%. ▪ Net Debt to Pro Forma Adjusted EBITDA was 5.9 times. ▪ During the quarter ended September 30, 2026, the Company closed a $1.0 billion amended and restated unsecured credit facility (the “Credit Facility”). The Credit Facility increased total commitments by $250 million and extended the weighted average maturity of outstanding debt to 4.3 years from 1.6 years, excluding extension options. Proceeds were used to repay outstanding borrowings under the Company’s previous $300 million revolving credit facility, its $100 million term loan due January 2027, and its $100 million term loan due January 2028. ▪ During the quarter ended September 30, 2026, the Company repaid its $17.8 million secured mortgage, representing its only secured debt. The Company’s nearest maturity is now September 2029. ▪ During the quarter ended September 30, 2026, the Company issued 1,271,472 common shares under its common stock ATM program at a weighted average gross price of $21.83 per share, for total net proceeds of $27.3 million. During the nine months ended September 30, 2026, the Company issued 6,188,971 common shares under its common stock ATM program at a weighted average gross price of $20.52 per share, for total net proceeds of $125.1 million.

Page 7 2026 Outlook The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission. The Company has revised its 2026 outlook as follows: (Unaudited) Current Previous Core FFO per Common Share - Diluted $2.11 to $2.14 $2.09 to $2.13 AFFO per Common Share - Diluted $2.22 to $2.25 $2.21 to $2.25 Metrics above reflect amounts attributable to common stockholders. The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions): Current Previous Investment Volume, Including Commercial Loans & Structured Investments $472 $300 to $400 Same-Property NOI Growth for Shopping Centers 5.0% to 6.0% 5.0% to 6.0% General & Administrative Expenses $21.0 to $21.5 $20.0 to $20.2 Reconciliation of the outlook range of the Company’s 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share: Revised 2026 Outlook (Unaudited) Low High Net Income Attributable to the Company per Common Share - Diluted $ 0.66 $ 0.69 Depreciation and Amortization of Real Estate 1.83 1.83 Gain on Disposition of Assets (1) (0.06) (0.06) Provision for Impairment and Adjustment to CECL Reserve (1) 0.03 0.03 Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax (1) (0.03) (0.03) Funds from Operations, per Common Share - Diluted $ 2.43 $ 2.46 Distributions to Preferred Stockholders (0.21) (0.21) Funds From Operations Attributable to Common Stockholders per Common Share - Diluted $ 2.22 $ 2.25 Amortization of Intangibles to Lease Income (0.12) (0.12) Loss on Extinguishment of Debt (1) 0.01 0.01 Core FFO Attributable to Common Stockholders per Common Share - Diluted $ 2.11 $ 2.14 Adjustments: Straight-Line Rent Adjustment (0.04) (0.04) Amortization of Loan Costs and Capitalized Interest 0.02 0.02 Non-Cash Compensation 0.13 0.13 AFFO Attributable to Common Stockholders per Common Share - Diluted $ 2.22 $ 2.25 (1) Gain on Disposition of Assets, Provision for Impairment and Adjustment to CECL Reserve, and Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax, and Loss on Extinguishment of Debt represents the actual adjustment for the nine months ended September 30, 2026. The Company’s outlook excludes projections related to these measures.

Page 8 Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the third quarter ended September 30, 2026, on Wednesday, October 28, 2026 at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/fu529fsr Registration: https://register-conf.media-server.com/register/BI7d08c73e0701499d94825c3c59fee239 We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates high-quality, open-air shopping centers located primarily in the higher growth Southeast and Southwest markets of the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com

Page 9 Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “guidance,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, ongoing geopolitical war, distress in the banking sector, and global supply chain disruptions; credit risk associated with the Company investing in commercial loans, preferred equity, and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

Page 10 NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities (which are presented net of income tax expense or benefit, if applicable), in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use

Page 11 Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 12 Quarter Ended Nine Months Ended September 30, 2026 September 30, 2026 Financial Results Total Revenues (page 14) $ 46,914 $ 131,918 Net Income (Loss) Attributable to Common Stockholders $ (7,050) $ 10,511 Net Income (Loss) per Diluted Share (Page 14) $ (0.19) $ 0.30 Funds from Operations (FFO) (page 15) $ 20,485 $ 57,463 FFO per Diluted Share $ 0.54 $ 1.64 Core FFO (page 15) $ 19,817 $ 55,186 Core FFO per Diluted Share $ 0.53 $ 1.57 AFFO (page 15) $ 20,856 $ 58,229 AFFO per Diluted Share $ 0.55 $ 1.66 Same Property NOI for Shopping Centers (page 16) $ 20,434 $ 54,951 % Growth 3.8% 6.2% Preferred Dividend Declared per Share $ 0.40 $ 1.20 Common Dividends Declared per Share $ 0.38 $ 1.14 Q3 2026 Core FFO Payout Ratio 71.7% 72.6% Q3 2026 AFFO Payout Ratio 69.1% 68.7% Weighted Average Diluted Shares 37,621,472 35,081,726 Debt Metrics Net Debt to Pro Forma Adjusted EBITDA 5.9x Net Debt to Enterprise Value 43.9% Fixed Charge Coverage 3.1x Property Data Number of Properties 22 Square Footage 6,597,271 Cash Rent PSF $ 20.57 Leased Occupancy 92.4% Occupancy 89.9% 2026 Guidance Core FFO per Diluted Share $2.11-$2.14 AFFO per Diluted Share $2.22-$2.25 Same Property NOI Growth for Shopping Centers 5.0%-6.0% Results Overview & Guidance For the three and nine months ended September 30, 2026 (unaudited; in thousands, except share, per share and per square foot amounts) These metrics should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 13 Consolidated Balance Sheets As of September 30, 2026 and December 31, 2025 (in thousands, except share and per share data) As of (Unaudited) September 30, 2026 December 31, 2025 ASSETS Real Estate: Land, at Cost $ 318,401 $ 289,012 Building and Improvements, at Cost 844,484 766,371 Other Furnishings and Equipment, at Cost 937 923 Construction in Process, at Cost 5,386 4,091 Total Real Estate, at Cost 1,169,208 1,060,397 Less, Accumulated Depreciation (129,699) (107,268) Real Estate—Net 1,039,509 953,129 Land and Development Costs — 300 Intangible Lease Assets—Net 97,092 84,710 Investment in Alpine Income Property Trust, Inc. 42,881 41,324 Commercial Loans and Investments 222,480 104,804 Cash and Cash Equivalents 8,815 6,467 Restricted Cash 12,266 34,652 Deferred Income Taxes—Net 2,050 2,309 Other Assets 70,243 36,207 Total Assets $ 1,495,336 $ 1,263,902 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,710 $ 1,709 Accrued and Other Liabilities 37,491 28,185 Deferred Revenue 21,347 18,802 Intangible Lease Liabilities—Net 34,784 31,486 Income Taxes Payable 52 29 Long-Term Debt—Net 717,621 616,345 Total Liabilities 814,005 696,556 Stockholders’ Equity: Preferred Stock 47 47 Common Stock 388 324 Additional Paid-In Capital 509,513 382,494 Retained Earnings 153,656 184,886 Accumulated Other Comprehensive Income (Loss) 17,727 (405) Total Stockholders’ Equity 681,331 567,346 Total Liabilities and Stockholders’ Equity $ 1,495,336 $ 1,263,902 These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

Consolidated Statements of Operations

For the three and nine months ended September 30, 2026 and 2025

(unaudited; in thousands, except share, per share and dividend data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenues				
Income Properties	$ 38,451	$ 33,439	$ 112,167	$ 98,486
Management Fee Income	1,521	1,176	4,336	3,601
Interest Income From Commercial Loans and Investments	6,942	3,142	15,415	9,119
Total Revenues	46,914	37,757	131,918	111,206
Direct Cost of Revenues				
Income Properties	(11,581)	(9,274)	(32,875)	(28,343)
Total Direct Cost of Revenues	(11,581)	(9,274)	(32,875)	(28,343)
General and Administrative Expenses	(5,806)	(4,780)	(15,513)	(13,911)
Provision for Impairment and Adjustment to CECL	(354)	(68)	(1,117)	(68)
Depreciation and Amortization	(17,393)	(14,929)	(49,196)	(44,587)
Total Operating Expenses	(35,134)	(29,051)	(98,701)	(86,909)
Gain on Disposition of Assets	–	1,373	2,107	1,373
Loss on Extinguishment of Debt	(211)	(53)	(211)	(20,449)
Other Gain (Loss)	(211)	1,320	1,896	(19,076)
Total Operating Income	11,569	10,026	35,113	5,221
Investment and Other Income (Loss)	(9,419)	(221)	4,589	(3,333)
Interest Expense	(7,934)	(6,833)	(22,988)	(19,828)
Income (Loss) Before Income Tax Expense	(5,784)	2,972	16,714	(17,940)
Income Tax Benefit (Expense)	612	(58)	(569)	(303)
Net Income (Loss) Attributable to the Company	(5,172)	2,914	16,145	(18,243)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(5,634)	(5,634)
Net Income (Loss) Attributable to Common Stockholders	$ (7,050)	$ 1,036	$ 10,511	$ (23,877)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ (0.19)	$ 0.03	$ 0.30	$ (0.74)
Weighted Average Number of Common Shares				
Basic	37,537,899	32,651,101	35,033,606	32,298,304
Diluted	37,621,472	32,682,775	35,081,726	32,313,895
Dividends Declared and Paid - Preferred Stock	$ 0.40	$ 0.40	$ 1.20	$ 1.20
Dividends Declared and Paid - Common Stock	$ 0.38	$ 0.38	$ 1.14	$ 1.14

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 14

© CTO Realty Growth, Inc. | ctoreit.com 15 Funds from Operations For the three and nine months ended September 30, 2026 and 2025 (unaudited; in thousands, except per share data) This schedule of Funds from Operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net Income (Loss) Attributable to the Company $ (5,172) $ 2,914 $ 16,145 $ (18,243) Distributions to Preferred Stockholders (1,878) (1,878) (5,634) (5,634) Adjustments: Depreciation and Amortization of Real Estate 17,376 14,913 49,145 44,536 Gain on Disposition of Assets — (1,373) (2,107) (1,373) Provision for Impairment and Adjustment to CECL Reserve 354 68 1,117 68 Realized and Unrealized Loss (Gain) on Investment Securities, Net of Income Tax 9,805 1,115 (1,203) 5,829 FFO $ 20,485 $ 15,759 $ 57,463 $ 25,183 Loss on Extinguishment of Debt 211 53 211 20,449 Amortization of Intangibles to Lease Income (879) (180) (2,488) (896) Core FFO $ 19,817 $ 15,632 $ 55,186 $ 44,736 Adjustments: Straight-Line Rent Adjustment (277) (405) (1,140) (1,690) Other Depreciation and Amortization (32) 1 (34) (1) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 227 181 574 866 Non-Cash Compensation 1,121 936 3,643 3,222 AFFO $ 20,856 $ 16,345 $ 58,229 $ 47,133 Per Common Diluted Share: FFO $ 0.54 $ 0.48 $ 1.64 $ 0.78 Core FFO $ 0.53 $ 0.48 $ 1.57 $ 1.38 AFFO $ 0.55 $ 0.50 $ 1.66 $ 1.46

Supplemental Schedule of Same-Property Net Operating Income

For the three and nine months ended September 30, 2026 and 2025

(unaudited; in thousands)

Same-Property NOI for Shopping Centers	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Base Rents	$ 21,703	$ 21,269	$ 57,850	$ 55,739
Expense Recoveries	5,980	5,127	16,540	15,232
Other Income	496	473	1,421	1,212
Total Revenues	28,179	26,869	75,811	72,183
Operating Expenses	(7,744)	(7,184)	(20,859)	(20,430)
Same-Property NOI for Shopping Centers	$ 20,434	$ 19,684	$ 54,951	$ 51,752
Same-Property NOI Growth for Shopping Centers	3.8%		6.2%	
Same-Property Occupancy	92.7%	91.5%	92.1%	91.4%
Same-Property Leased Occupancy	95.8%	94.9%	95.6%	94.8%
Cash ABR per Square Foot	$21.07	$20.74	$21.67	$21.34
Number of Same Properties	14		13	

Same-Property NOI Reconciliation	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net Income (Loss) Attributable to the Company	$ (5,172)	$ 2,914	$ 16,145	$ (18,243)
Gain on Disposition of Assets	–	(1,373)	(2,107)	(1,373)
Loss on Extinguishment of Debt	211	53	211	20,449
Provision for Impairment and Adjustment to CECL Reserve	354	68	1,117	68
Depreciation and Amortization	17,393	14,929	49,196	44,587
Amortization of Intangibles to Lease Income	879	180	2,488	896
Straight-Line Rent Adjustment	277	405	1,140	1,690
Accretion of Tenant Contribution	45	13	71	39
Interest Expense	7,934	6,833	22,988	19,828
General and Administrative Expenses	5,806	4,780	15,513	13,911
Investment and Other Income	9,419	221	(4,589)	3,333
Income Tax Expense (Benefit)	(612)	58	569	303
Management Fee Income	(1,521)	(1,176)	(4,336)	(3,601)
Interest Income From Commercial Loans and Investments	(6,942)	(3,142)	(15,415)	(9,119)
Other Non-Recurring Items [(1)]	349	(519)	(416)	(726)
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,970)	(3,283)	(25,347)	(16,607)
Same-Property NOI	$ 21,450	$ 20,961	$ 57,228	$ 55,435
Less: Same Property NOI for Other Properties	(1,016)	(1,277)	(2,277)	(3,683)
Same-Property NOI for Shopping Centers	$ 20,434	$ 19,684	$ 54,951	$ 51,752

1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

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© CTO Realty Growth, Inc. | ctoreit.com 17 Pro Forma Adjusted EBITDA Three Months Ended September 30, 2026 (unaudited; in thousands) Three Months Ended September 30, 2026 Net Income Attributable to the Company $ (5,172) Depreciation and Amortization of Real Estate 17,376 Provision for Impairment and Adjustment to CECL Reserve 354 Realized and Unrealized Loss on Investment Securities, Net of Income Tax 9,805 Distributions to Preferred Stockholders (1,878) Loss on Extinguishment of Debt 211 Amortization of Intangibles to Lease Income (879) Straight-Line Rent Adjustment (277) Other Depreciation and Amortization (32) Amortization of Loan Costs and Capitalized Interest 227 Non-Cash Compensation 1,121 Other Non-Recurring Items (1) 349 Interest Expense, Net of Amortization of Loan Costs 7,708 Adjusted EBITDA $ 28,913 Annualized Adjusted EBITDA $ 115,652 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 4,799 Pro Forma Adjusted EBITDA $ 120,451 Total Long-Term Debt $ 717,621 Financing Costs, Net of Accumulated Amortization 5,379 Cash and Cash Equivalents (8,815) Net Debt $ 714,185 Net Debt to Pro Forma Adjusted EBITDA 5.9 x 1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. 2. Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended September 30, 2026.

© CTO Realty Growth, Inc. | ctoreit.com 18 Market Capitalization, Debt Ratios and Liquidity As of September 30, 2026 (unaudited; in thousands, except per share amounts and market price) Any differences are a result of rounding. 1. Net debt to Pro Forma Adjusted EBITDA is calculated based on third quarter 2026 annualized Pro Forma Adjusted EBITDA. September 30, 2026 Common Share Price $ 20.49 Common Shares Outstanding 38,757 Total Common Equity Market Capitalization $ 794,127 Series A Preferred Par Value Per Share $ 25.00 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value $ 117,827 Total Equity Capitalization $ 911,954 Total Debt Outstanding $ 723,000 Cash and Cash Held in Like-Kind Exchange Escrow Accounts (8,815) Net Debt $ 714,185 Total Enterprise Value $ 1,626,139 Net Debt to Pro Forma Adjusted EBITDA1 5.9 x Net Debt to Total Enterprise Value 43.9% Fixed Charge Coverage Ratio 3.1 x Cash and Cash Held in Like-Kind Exchange Escrow Accounts $ 8,815 Available under Unsecured Credit Facility 245,784 Total Liquidity $ 254,599

Debt Summary

As of September 30, 2026

(unaudited; dollars in thousands)

Indebtedness Outstanding	Face Value	Weighted Avg. Rate	Initial Maturity Date	Type
Revolving Credit Facility [1]	$123,000	4.95%	Sep. 2030	Floating
2029 Term Loan [2]	150,000	5.35%	Sep. 2029	Fixed
2030 Term Loan [2]	150,000	4.93%	Sep. 2030	Fixed
2031 Term Loan [2]	150,000	4.76%	Sep. 2031	Fixed
2032 Term Loan [2]	150,000	3.43%	Mar. 2032	Fixed
Total / Weighted Average	**$723,000**	**4.67%**		

Year	Outstanding	Weighted Average Rate	% of Debt Maturing	Cumulative % of Debt Maturing
2026	–	–	–	–
2027	–	–	–	–
2028	–	–	–	–
2029	150,000	5.35%	21%	21%
2030	273,000	4.94%	38%	59%
2031	150,000	4.76%	21%	79%
2032	150,000	3.43%	21%	100%
Total / Weighted Average	**$723,000**	**4.67%**	**100%**	

Any differences are a result of rounding.

1. Interest rate is calculated as SOFR + pricing tier based on leverage within the range of 1.00%-1.60%. Additionally, includes a facility fee on the $400.0 million of capacity which ranges from 0.15% to 0.30% depending on the applicable Tier on the pricing grid.
2. Interest rate is calculated as SOFR + pricing tier based on leverage within the range of 1.15%-1.75%

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© CTO Realty Growth, Inc. | ctoreit.com 20 Real Estate Portfolio Capital Investments For the three and nine months ended September 30, 2026 and 2025 (unaudited; dollars in thousands) Any differences are a result of rounding. Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Leasing & Maintenance Capital Expenditures Capital Expenditures $ 1,113 $ 234 $ 3,035 $ 882 Tenant Improvement Allowances 1,360 3,799 3,667 4,926 Leasing Commissions 1,272 713 2,715 1,602 Total Leasing & Maintenance Capital Expenditures $ 3,745 $ 4,746 $ 9,416 $ 7,409 Value Enhancing & Other Capital Expenditures Acquired Vacancy $ 286 $ 612 $ 1,388 $ 820 Anchor Repositioning 686 1,325 2,027 1,569 Outparcel Developments 136 51 541 160 Property Repositioning & Other 5,317 153 11,059 301

Top Tenant Summary

As of September 30, 2026

(unaudited, dollars and square feet in thousands)

Tenant/Concept	Credit Rating[1]	Leases[2]	Leased Square Feet[2]	% of Total	Cash ABR	% of Total
Dick's Sporting Goods	BBB	6	351	5.3%	$5,261	4.3%
Best Buy	BBB+	5	187	2.8%	3,038	2.5%
AMC	CCC+	2	134	2.0%	3,015	2.5%
Fidelity	BBB	2	122	1.8%	2,583	2.1%
Ross/dd's Discount	A-	7	194	2.9%	2,513	2.1%
Burlington	BB+	6	195	3.0%	2,509	2.1%
Nordstrom Rack	BB	4	145	2.2%	2,468	2.0%
Barnes & Noble	NR	5	132	2.0%	2,402	2.0%
TJ Maxx/HomeGoods/Marshalls	A	6	177	2.7%	2,174	1.8%
State of New Mexico	AA	1	98	1.5%	2,020	1.7%
Southern University	NR	1	60	0.9%	1,715	1.4%
Whole Foods Market	AA-	1	60	0.9%	1,633	1.3%
Old Navy	BB+	4	76	1.2%	1,522	1.2%
Academy Sports & Outdoors	BB+	2	129	2.0%	1,497	1.2%
DSW Shoe Warehouse	NR	5	95	1.4%	1,439	1.2%
PetSmart	B+	4	78	1.2%	1,316	1.1%
Hobby Lobby	NR	2	110	1.7%	1,292	1.1%
Regal Cinemas	NR	1	51	0.8%	1,210	1.0%
Bob's Discount Furniture	NR	2	86	1.3%	1,206	1.0%
Onelife Fitness	NR	1	45	0.7%	1,120	0.9%
Other		617	3,406	51.6%	80,077	65.6%
Total Occupied		**684**	**5,932**	**89.9%**	**$122,010**	**100.0%**
Vacant		-	665	10.1%		
Total		**684**	**6,597**	**100.0%**		

Any differences are a result of rounding.

1. Credit Rating is the available rating from S&P Global Ratings as of September 30, 2026. "NR" indicates the company is not rated.
2. Excludes leases not yet commenced.

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Retail Leasing Activity

For the trailing twelve months ended September 30, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

	Leases Signed	Square Feet	New Rent Per SF	Prior Rent Per SF	Cash Basis % Change	Avg Lease Term (Yrs)	Tenant Improvements Per SF
Total Comparable Leases							
Q3 2026	27	396	$16.62	$15.47	7.4%	6.7	$1.49
Q2 2026	19	184	$16.85	$15.82	6.5%	5.8	$2.26
Q1 2026	22	146	$24.08	$21.09	14.2%	6.3	$11.52
Q4 2025	20	167	$23.68	$18.09	30.9%	6.5	$29.67
Total / Wtd. Avg.	88	894	$19.21	$16.95	13.3%	6.4	$8.56
New Leases - Comparable							
Q3 2026	6	70	$24.63	$23.05	6.8%	12.5	$8.43
Q2 2026	3	4	$45.11	$39.79	13.4%	10.0	$32.08
Q1 2026	4	22	$32.80	$20.55	59.6%	10.0	$77.31
Q4 2025	4	46	$29.54	$14.41	105.0%	10.6	$108.01
Total / Wtd. Avg.	17	142	$28.11	$20.40	37.8%	11.3	$51.94
Renewals & Extensions - Comparable							
Q3 2026	21	326	$14.90	$13.85	7.7%	4.7	-
Q2 2026	16	180	$16.15	$15.23	6.1%	5.5	$1.53
Q1 2026	18	125	$22.57	$21.19	6.5%	5.4	$0.12
Q4 2025	16	121	$21.45	$19.48	10.1%	4.3	-
Total / Wtd. Avg.	71	752	$17.53	$16.30	7.5%	4.9	$0.39
Total Comparable and Non-Comparable							
Q3 2026	38	467	$17.75	NA	NA	7.4	$13.57
Q2 2026	25	213	$19.91	NA	NA	7.4	$27.93
Q1 2026	25	153	$24.72	NA	NA	6.6	$12.61
Q4 2025	23	189	$24.14	NA	NA	6.8	$44.72
Total / Wtd. Avg.	111	1,022	$20.43	NA	NA	7.1	$22.18

Any differences are a result of rounding.

Comparable leases compare retail leases signed on a space for which there was previously a tenant. Does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases. New rent per sq. ft. represents the minimum cash rent under the new lease for the first 12 months of the term. Prior rent per sq. ft. represents the minimum in-place cash rent under the prior lease. Tenant improvements include landlord work.

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Lease Expiration Schedule

As of September 30, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

Anchor Tenants (>10,000 Square Feet)

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	-	-	-	-	-	-
2027	6	100	1.7%	1,656	1.4%	$16.61
2028	21	817	13.8%	13,228	10.8%	$16.18
2029	15	596	10.0%	6,229	5.1%	$10.45
2030	8	218	3.7%	3,285	2.7%	$15.10
2031	22	629	10.6%	9,832	8.1%	$15.64
2032	16	588	9.9%	6,829	5.6%	$11.62
2033	6	124	2.1%	2,342	1.9%	$18.96
2034	9	251	4.2%	4,900	4.0%	$19.51
2035	9	175	3.0%	3,673	3.0%	$20.95
Thereafter	16	537	9.0%	10,600	8.7%	$19.75
Total	**128**	**4,034**	**68.0%**	**$62,575**	**51.3%**	**$15.51**

Small Shop Tenants

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	19	50	0.8%	1,425	1.2%	$28.44
2027	83	252	4.3%	5,898	4.8%	$23.39
2028	80	282	4.7%	8,578	7.0%	$30.44
2029	62	210	3.5%	6,569	5.4%	$31.30
2030	66	229	3.9%	6,990	5.7%	$30.50
2031	72	247	4.2%	7,721	6.3%	$31.20
2032	47	166	2.8%	5,795	4.7%	$35.01
2033	40	147	2.5%	4,909	4.0%	$33.49
2034	26	92	1.5%	3,631	3.0%	$39.59
2035	30	98	1.7%	3,660	3.0%	$37.38
Thereafter	31	126	2.1%	4,258	3.5%	$33.82
Total	**556**	**1,898**	**32.0%**	**$59,435**	**48.7%**	**$31.31**

Total

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	19	50	0.8%	1,425	1.2%	$28.44
2027	89	352	5.9%	7,554	6.2%	$21.47
2028	101	1,099	18.5%	21,806	17.9%	$19.84
2029	77	806	13.6%	12,798	10.5%	$15.88
2030	74	447	7.5%	10,275	8.4%	$23.00
2031	94	876	14.8%	17,552	14.4%	$20.03
2032	63	753	12.7%	12,623	10.3%	$16.75
2033	46	270	4.6%	7,252	5.9%	$26.84
2034	35	343	5.8%	8,532	7.0%	$24.88
2035	39	273	4.6%	7,333	6.0%	$26.83
Thereafter	47	663	11.2%	14,858	12.2%	$22.43
Total	**684**	**5,932**	**100.0%**	**$122,010**	**100.0%**	**$20.57**

Any differences are a result of rounding.

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23

Year-to-Date Investment, Disposition & Structured Investment Repayment Activity

For the nine months ended September 30, 2026

(unaudited, dollars and square feet in thousands)

Investments	Type	Date	Square Feet	Price / Commitment
Palms Crossing – McAllen, TX	Power Center	Feb. 2026	399	81,600
343 & 345 S. Atlanta Ave – Daytona Beach, FL	Land	Apr. 2026	NA	3,000
Gallery on the Parkway – Dallas, TX	Power Center	Jun. 2026	152	53,250
Zona Rosa – Kansas City, MO	Mixed-Use	Sep. 2026	768	63,300
Vacant Outparcel – Charlotte, NC	Retail	Sep. 2026	6	2,000
Total Property Acquisitions			**1,325**	**$203,150**

Investments	Type	Date	Coupon	Commitment
Southwest Class A Retail Center	Pref. Equity	Apr. 2026	12.00%	75,000
Whole Foods Development [1]	Pref. Equity	May 2026	12.00%	21,400
Mixed-Use Property Redevelopment	First Mortgage	Jul. 2026	9.75%	37,000
Total Structured Investments			**11.4%**	**$133,400**
Grand Total Investments				**$336,550**

Dispositions	Date	Square Feet	Price
Madison Yards – Atlanta, GA	Jun. 2026	163	73,300
Granada Plaza – Tampa, FL	Jun. 2026	74	17,400
Total Property Dispositions		**237**	**$90,700**

Structured Investment Repayments	Date Repaid	Coupon	Price
Watters Creek at Montgomery Farm	Mar. 2026	9.50%	30,000
Total Investment Repayments		**9.50%**	**$30,000**

Any differences are a result of rounding.

1. Coupon rate for Whole Foods development includes 3.00% paid-in-kind interest.

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24

Portfolio Summary

As of September 30, 2026

(unaudited, square feet in thousands)

Market / Property	Market	Year Built / Updated	Acreage	SF	% Occupied	% Leased	Cash ABR PSF
Arizona							
Crossroads Town Center	Phoenix	2005	31	222	100.0%	100.0%	$20.08
Florida							
Pompano Citi Centre	Fort Lauderdale	1971/2006	34	509	90.5%	93.1%	$17.18
The Strand at St. Johns Town Center	Jacksonville	2017	52	211	100.0%	100.0%	$26.82
Marketplace at Seminole Towne Center	Orlando	2006	41	320	84.3%	100.0%	$21.14
Millenia Crossing	Orlando	2009	11	103	84.8%	97.3%	$25.85
Lake Brandon Village	Tampa	1998	8	102	100.0%	100.0%	$14.10
Total / Weighted Average			146	1,246	90.8%	96.9%	$20.32
Georgia							
The Collection at Forsyth	Atlanta	2006	69	565	90.4%	93.9%	$24.19
Ashford Lane	Atlanta	2005	44	277	95.3%	96.8%	$33.80
The Exchange at Gwinnett	Atlanta	2021/2023	16	97	100.0%	100.0%	$38.99
Ashley Park	Atlanta	2004	61	559	96.3%	97.2%	$16.99
Total / Weighted Average			190	1,499	94.2%	96.1%	$24.26
Missouri							
Zona Rosa	Kansas City	2006	64	768	66.3%	67.1%	$18.24
North Carolina							
Carolina Pavilion	Charlotte	1995	72	700	80.7%	86.7%	$16.28
Beaver Creek Crossings	Raleigh	2005	52	322	100.0%	100.0%	$19.21
Total / Weighted Average			124	1,022	86.8%	90.9%	$17.34
Texas							
Plaza at Rockwall	Dallas	2007	42	444	99.7%	100.0%	$14.73
Price Plaza	Houston	1999	23	201	98.4%	98.4%	$17.04
Gallery on the Parkway	Dallas	1995/2026	12	152	100.0%	100.0%	$24.85
Palms Crossing	McAllen	2007	47	399	93.5%	94.5%	$18.50
Total / Weighted Average			124	1,196	97.4%	97.9%	$17.65
Virginia							
West Broad Village	Richmond	2007	33	392	90.2%	91.5%	$25.78
Total Shopping Centers			**713**	**6,345**	**89.5%**	**92.1%**	**$20.43**
Albuquerque Office [1]	Albuquerque	2009	25	212	100.0%	100.0%	$19.20
Winter Park Office	Orlando	1982	2	28	100.0%	100.0%	$31.20
Daytona Beach Restaurants	Daytona	2017/2018	6	12	100.0%	100.0%	$84.72
Total Portfolio			**745**	**6,597**	**89.9%**	**92.4%**	**$20.57**

Any differences are a result of rounding.

1. Formerly referred to as "Fidelity Building"

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Geographic Diversification

As of September 30, 2026
(cash ABR and square feet in thousands)

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Georgia	4	1,499	23%	$34,240	28%	$158,165	161,287
Florida	8	1,286	19%	24,887	20%	105,115	208,799
Texas	4	1,196	18%	20,567	17%	121,291	214,156
North Carolina	2	1,022	15%	15,387	13%	155,056	177,449
Missouri	1	768	12%	9,282	8%	123,984	100,252
Virginia	1	392	6%	9,119	7%	154,649	178,579
Arizona	1	222	3%	4,451	4%	163,525	320,413
New Mexico	1	212	3%	4,078	3%	73,504	50,473
Total	**22**	**6,597**	**100%**	**$122,010**	**100%**	**$135,239**	**180,679**

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Atlanta, GA	4	1,499	23%	$34,240	28%	$158,165	161,287
Dallas, TX	2	596	9%	10,301	8%	145,509	201,041
Kansas City, MO	1	768	12%	9,282	8%	123,984	100,252
Charlotte, NC	1	700	11%	9,198	8%	149,924	202,342
Richmond, VA	1	392	6%	9,119	7%	154,649	178,579
Orlando, FL	3	452	7%	8,846	7%	112,409	181,610
Fort Lauderdale, FL	1	509	8%	7,918	6%	105,521	250,967
McAllen, TX	1	399	6%	6,900	6%	85,156	199,512
Raleigh, NC	1	322	5%	6,189	5%	162,683	140,451
Jacksonville, FL	1	211	3%	5,664	5%	100,232	203,742
Phoenix, AZ	1	222	3%	4,451	4%	163,525	320,413
Albuquerque, NM	1	212	3%	4,078	3%	73,504	50,473
Houston, TX	1	201	3%	3,365	3%	121,250	284,337
Tampa, FL	1	102	1%	1,439	1%	101,705	233,394
Daytona Beach, FL	2	12	0%	1,020	1%	70,646	110,696
Total	**22**	**6,597**	**100%**	**$122,010**	**100%**	**$135,239**	**180,679**

Any differences are a result of rounding. Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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Other Investments

As of September 30, 2026

(dollars in thousands, except for per share data)

Investment Securities	Shares & Operating Partnership Units Owned	Share Price	Value	Annualized Dividend Per Share	Q3 2026 Annualized Dividend Income
Alpine Income Property Trust	2,472	$17.35	$42,881	$1.28	$3,164

Structured Investments	Origination Date	Maturity Date	Original Face Amount	Current Face Amount	Interest Rate
Southwest Class A Retail Center	Apr. 2026	Apr. 2028	$75,750	$75,750	12.00%
Rivana [1]	Sep. 2024	Sep. 2028	59,450	48,937	11.65%
Mixed-Use Property Redevelopment	Jul. 2026	Jul. 2028	37,000	29,793	9.75%
Whole Foods Development – Forsyth, GA	Nov. 2024	May 2027	40,200	21,844	12.15%
Whole Foods Development – Northeast [2]	May. 2026	Oct. 2027	21,363	21,621	12.00%
Founders Square	Mar. 2023	Mar. 2027	15,000	15,000	9.50%
Series A Preferred Investment	Jul. 2024	NA[3]	10,000	10,000	14.00%
Main Street	Aug. 2025	Aug. 2030	5,000	5,000	6.50%
Total Structured Investments			**$263,763**	**$227,945**	**11.45%**

Any differences are a result of rounding.

1. Amounts funded prior to December 31, 2025 carry a coupon rate of 11.50%, while draws subsequent to that date have a 12.00% coupon rate, including 10.00% cash and 2.00% accrued paid-in-kind interest. The disclosed rate represents the weighted average coupon rate as of September 30, 2026.
2. Whole Foods Development – Northeast represents 9.00% cash coupon plus 3.00% paid-in-kind interest.
3. The Series A Preferred Investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events.

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© CTO Realty Growth, Inc. | ctoreit.com 28 2026 Guidance 1. See reconciliation of our 2026 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, on page 7. 2. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. Before potential impact from income producing acquisitions and dispositions. Current Previous Core FFO Per Diluted Share1 $2.11 to $2.14 $2.09 to $2.13 AFFO Per Diluted Share1 $2.22 to $2.25 $2.21 to $2.25 The Company has raised its 2026 outlook as follows: The Company’s 2026 guidance includes but is not limited to the following assumptions: Current Previous Investments (in millions) $472 $300 to $400 Same-Property NOI Growth for Shopping Centers2 5.0% to 6.0% 5.0% to 6.0% General and Administrative Expenses (in millions) $21.0 to $21.5 $20.0 to $20.2

Contact Information & Research Coverage

Contact Information

Corporate Office Locations	Investor Relations	New York Stock Exchange
369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114	ir@ctoreit.com	Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO/PA www.ctoreit.com

Research Analyst Coverage

Institution	Coverage Analyst	Email
Alliance Global Partners	Gaurav Mehta	gmehta@allianceg.com
B. Riley	John Massocca	jmassocca@brileyfin.com
Cantor Fitzgerald	Jay Kornreich	jay.kornreich@cantor.com
Huntington	Rob Stevenson	robert.stevenson@huntington.com
Jones Research	Jason Weaver	jweaver@jonestrading.com
Lucid Capital Markets	Craig Kucera	ckucera@lucidcm.com
Raymond James	RJ Milligan	rjmilligan@raymondjames.com

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